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                              SECRETARY'S CERTIFICATE


I, John J. Morris, Secretary of Lincoln Benefit Life Company, a Nebraska corporation (this "Company"), do hereby certify that the following is a true, complete, and correct copy of the resolution of the Board of Directors of this Corporation adopted at a meeting held May 17, 1990, at which a quorum was present and that said resolution is in full force and effect:

            BE IT RESOLVED, That the Company, pursuant to the provisions of
       Section 402.01 of the Nebraska Insurance Code, hereby establishes a separate account designated Lincoln Benefit Life Variable Life Account (hereinafter "Variable Life Account") for the following use and purposes, and subject to such conditions as hereinafter set forth.

            BE IT FURTHER RESOLVED, That Variable Life Account shall be established for the purpose of providing for the issuance by the Company of such variable life or such other contracts ("Contracts") as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

            BE IT FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Variable Life Account shall, in accordance with the Contracts be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

            BE IT FURTHER RESOLVED, That the fundamental investment policy of Variable Life Account shall be to invest or reinvest the assets of Variable Life Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Finance Committee may designate pursuant to the provisions of the Contracts; and

            BE IT FURTHER RESOLVED, That five investment divisions be, and hereby are, established within Variable Life Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the President be, and hereby is, authorized to increase or decrease the number of investment divisions in Variable Life Account as deemed necessary or appropriate; and

            BE IT FURTHER RESOLVED, That each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

            BE IT FURTHER RESOLVED, That the President and Treasurer be and they hereby are, authorized to deposit such amount in Variable Life Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

            BE IT FURTHER RESOLVED, That the President of the Company be, and is hereby, authorized to change the designation of Variable Life Account to such other designation as it may deem necessary or appropriate; and

            BE IT FURTHER RESOLVED, That the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as


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       they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register Variable Life Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Life Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

            BE IT FURTHER RESOLVED, That the President and the General Counsel, and either of them with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account and by the Company as sponsor and depositor, a Form of Notification of Registration, a Registration Statement registering Variable Life Account as an investment company under the Investment Company Act of 1940, and a Registration Statement registering the variable life insurance contracts under the Securities Act of 1933; and

            BE IT FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, authorized on behalf of Variable Life Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith, to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem them to be in the best interests of Variable Life Account and the Company; and

            BE IT FURTHER RESOLVED, That the General Counsel of the Company be, and hereby is, authorized in the names and on behalf of Variable Life Account and the Company to execute and file irrevocable written consents on the part of Variable Life Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Life Account and of the Company for the purpose of receiving and accepting process; and

            BE IT FURTHER RESOLVED, That the President of the Company be, and hereby is, authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of such Contracts as required by the applicable laws with respect to securities owned by Variable Life Account; and

            BE IT FURTHER RESOLVED, That the President of the Company is hereby authorized to execute such agreement or agreements on such terms and subject to such modifications as

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       deemed necessary or appropriate (i) with a qualified entity that will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Life Account and the design, issuance, and administration of the Contracts; and

            BE IT FURTHER RESOLVED, That since it is expected that Variable Life Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

            BE IT FURTHER RESOLVED, That the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

            BE IT FURTHER RESOLVED, That the Company intends to issue variable life insurance contracts in certain states which require that the Company adopt, by formal action of the Board of Directors, written statements specifying the Company's Standards of Suitability and the Company's Standards of Conduct with regard to the issuance and sale of such variable life insurance contracts.

            BE IT FURTHER RESOLVED, That neither the Company nor its agents shall make a recommendation to an applicant to purchase variable life insurance contracts or issue variable life insurance contracts in the absence of reasonable grounds to believe the purchase of such contract is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs and any other information known to the insured or to the agent making the recommendation;

            BE IT FURTHER RESOLVED, That neither the Company, its officers, directors, nor employees will engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the variable life separate account or any separate account of the Company, in contravention of such rules and regulations as the Securities and Exchange Commission may adopt to define and prescribe means reasonably necessary to prevent, such acts, practices, or courses of business conduct as are fraudulent, deceptive or manipulative, including requirements for the adoption of codes of ethics by registered investment companies and investment advisers of and principal underwriters for, such investment companies establishing such standards as are reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative.


       IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Company and affixed the corporate seal this 7th day of February, 1994.



                                       /s/John J. Morris
                                   --------------------------------------
                                   John J. Morris, Secretary
(SEAL)